Exhibit 99.1

July 22, 2015

NephroGenex, Inc. Announces Closing of Public Offering of Common Stock and Warrants
RALEIGH, N.C.--(BUSINESS WIRE)--NephroGenex, Inc. (Nasdaq:NRX), a pharmaceutical company focused on the development of therapeutics to treat kidney disease, today announced the closing of its previously announced underwritten public offering of 1,500,000 shares of common stock, and warrants to purchase an aggregate of 1,500,000 shares of common stock at an exercise price of $6.25 per share. The underwriters also exercised their over-allotment option to purchase warrants to purchase an aggregate of 225,000 shares of common stock. The warrants are immediately exercisable and expire on July 22, 2020. The shares of common stock and warrants are immediately separable and will be issued separately.
The net proceeds to NephroGenex are expected to be approximately $6.6 million, assuming no exercise of the warrants and after deducting underwriting discounts and commissions and estimated offering expenses payable by NephroGenex.
Aegis Capital Corp. is acting as sole book-running manager for the offering.
NephroGenex intends to use the net proceeds from the offering for working capital and general corporate purposes.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission and became effective on July 16, 2015.
The offering will be made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: 212-813-1010, e-mail: prospectus@aegiscap.com. Investors may also obtain these documents at no cost by visiting the SEC's website at http://www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About NephroGenex, Inc.
NephroGenex (Nasdaq:NRX) is a clinical-stage pharmaceutical company focused on developing therapeutics to treat kidney diseases caused by pathogenic oxidative chemistries. Since our inception, we have collaborated with the leading scientific experts in pathogenic oxidative chemistries to build a strong portfolio of intellectual property and novel acting drug candidates. Our clinical program has been done in collaboration with world leading clinical investigators in kidney disease. Our product pipeline includes an oral formulation of Pyridorin, which is being developed as a chronic, therapeutic agent to slow the progression of diabetic nephropathy, as well as an intravenous formulation of Pyridorin to treat specific types of acute kidney injury.
Cautionary Note on Forward-Looking Statements
This press release contains certain statements that are, or may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the items identified in the " Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission ("SEC") on March 24, 2015, and the “Risk Factors” section of our Quarterly Report on From 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 13, 2015, as well as in other filings that we may make with the SEC in the future. The forward-looking statements contained in this press release reflect our current views with respect to future events, and we do not undertake and specifically disclaim any obligation to update any forward-looking statements.
CONTACTS:

Investors	Media
Michael Levitan	Susan Duffy
The Trout Group	BMC Communications
646-378-2920	646-513-3119
mlevitan@troutgroup.com	sduffy@bmccommunications.com

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